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                                                                   Exhibit 10.03

                                   AGREEMENT

     THIS AGREEMENT effective _________(Date) between STRANDTEK INTERNATIONAL, INC., hereinafter STRANDTEK, a corporation duly created, organized and existing under and by virtue of the laws of the State of Florida and having its principal office at 455 North Indian Rocks Road, Belleair Bluffs, Florida 33770 and ____________, a _________(State) corporation, having its principal office at
_____________________________________________________,  hereinafter CONSULTANT.

     WITNESSETH:

     WHEREAS, STRANDTEK is engaged in the business of manufacturing melt blown thermoplastic fibers for use in a variety of products and has invested substantially in the development of systems and techniques, and other confidential property, information, and trade secrets, and inventions, discoveries, improvements or developments herein designated TECHNOLOGY; and

     WHEREAS, CONSULTANT in the course of CONSULTANT's relationship with STRANDTEK will have access to inventions, and to such techniques, programs, services, systems, and other confidential property, information, and trade secrets of STRANDTEK;

     WHEREAS, CONSULTANT acknowledges that it is essential to the conduct of STRANDTEK's business and to the protection of the investment that such information be kept confidential and treated as secret;

     WHEREAS, STRANDTEK desires to protect and preserve STRANDTEK's trade secrets and confidential business information; and

     WHEREAS, CONSULTANT desires to establish and maintain CONSULTANT's relationship with STRANDTEK.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, STRANDTEK and CONSULTANT hereby agree:

1.   Consulting.

     STRANDTEK hereby retains CONSULTANT and CONSULTANT hereby accepts CONSULTANT's relationship with, upon the terms and conditions set forth in this Agreement.

2.   Term.

     This Agreement shall be in force from the effective date hereof and shall continue thereafter until submission of the final report referred to in Exhibit B hereto.

     Notwithstanding, either party shall have the right to terminate this Agreement due to any breach or default by the other party of any of the provisions of this Agreement upon giving the other party ten (10)

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     days written notice of such termination unless such other party shall cure the complained of breach or default. However, breach of the restrictive covenant and/or trade secrets/confidential business information provisions can not be cured.

3.   Compensation.

     During the term of this Agreement, STRANDTEK shall compensate CONSULTANT as specified in Exhibit A to this Agreement for any and all services of every nature rendered and to be rendered by CONSULTANT in connection with this Agreement.

4.   Duties.

     CONSULTANT shall have such duties as specified in this Agreement, in Exhibit B to this Agreement, and other duties as may from time to time be assigned by the Board of Directors or by the management of STRANDTEK.

5.   Extent of Service.

     CONSULTANT shall devote CONSULTANT's such time, energy, and attention as is necessary to effectively fulfill CONSULTANT's duties in connection with STRANDTEK.

6.   Trade Secrets / Confidential Business Information.

     CONSULTANT shall not, whether while a CONSULTANT of STRANDTEK or otherwise, disclose or use, for the benefit of CONSULTANT or any other person, partnership, firm, corporation, association, or other legal entity, any of the trade secrets or confidential business information of STRANDTEK.

     For the purpose of this Agreement, the "trade secrets" of STRANDTEK shall include, but shall not be limited to, any and all proprietary and technical information used by STRANDTEK in the nature of techniques, programs, services, systems, inventions and the like for use in the manufacture of melt blown thermoplastic fibers for a variety of products.

     For the purpose of this Agreement, the "confidential business information" of STRANDTEK shall include any information, other than trade secrets, that is (i) of any value or significance to STRANDTEK and (ii) not generally known to competitors of STRANDTEK, nor intended by STRANDTEK for general dissemination, including but not limited to lists of STRANDTEK's current or potential customers, prospective leads or target accounts, the identity of various suppliers of products or services, pricing schedules, needs of STRANDTEK's customers, information as to the profitability of specific accounts and

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     information about STRANDTEK and STRANDTEK's executives, officers, directors and consultants.

     STRANDTEK products, customers correspondence, internal memoranda, photocopies of products and designs, sales brochures, price lists, customer lists, customer information, sales literature, notebooks, textbooks, and all other like information, processes or systems, including all copies, duplications, replications and derivatives of such information processes or systems, now in the possession of CONSULTANT or acquired by CONSULTANT after signing this Agreement, and while in consulting capacity to STRANDTEK, shall be the exclusive property of STRANDTEK and shall be returned to STRANDTEK at STRANDTEK's request but, in no instance, later than the final date of CONSULTANT's relationship with STRANDTEK.

7.   Enforcement of Trade Secret/Confidential Business Information.

     STRANDTEK and CONSULTANT agree that, in the event of a breach by CONSULTANT of the provisions of trade secret/confidential business information provisions hereof, such a breach would irreparably injure STRANDTEK and would leave STRANDTEK with no adequate remedy at law. STRANDTEK and CONSULTANT further agree that if legal proceedings are brought by STRANDTEK against CONSULTANT to enforce the provisions of the trade secret/confidential business information provisions hereof, STRANDTEK shall be entitled to all available civil remedies, including without limitation, preliminary and permanent injunctive relief restraining CONSULTANT from any unauthorized disclosure or use of any trade secrets or confidential business information, in whole or in part, and from rendering any service to any person, partnership, firm, corporation, association, or other legal entity to whom or to which such trade secrets or confidential business information, in whole or in part, has been disclosed or is threatened to be disclosed; preliminary and permanent injunctive relief restraining CONSULTANT from violating, directly or indirectly, either as an individual on CONSULTANT's own account or as a partner, joint venturer, consultant, agent, sales person, contractor, officer, director, or stockholder or otherwise, exemplary damages, and attorneys' fees in the trial and appellate courts and costs and expenses of investigation, litigation, and arbitration, including expert witness fees, deposition costs, appearance fees and transcript charges, injunction bond premiums, travel and lodging expenses, and all other reasonable costs and expenses.

     Nothing in this Agreement shall be construed as prohibiting STRANDTEK from pursuing any other legal or equitable remedies

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     available to STRANDTEK for breach or threatened breach of trade secret/confidential business information provisions hereto.

     The existence of any claim or cause of action of CONSULTANT against STRANDTEK, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by STRANDTEK of any of the provisions of this Agreement. STRANDTEK has fully performed all obligations entitling STRANDTEK to the prohibitions of the trade secret/confidential business information provisions hereof, and those prohibitions therefore are not executory or otherwise subject to rejection under the Bankruptcy Code.

     STRANDTEK and CONSULTANT agree that, if STRANDTEK is granted preliminary injunctive relief under this Agreement, an injunction bond of no more than $5,000.00 shall be sufficient to indemnify CONSULTANT for any costs or damages that CONSULTANT might incur if the court ultimately determines that CONSULTANT was wrongfully enjoined.

8.   Inventions, Ideas, Processes, And Designs.

     All inventions, ideas, processes, programs, software, and designs including all regular business hours or made by CONSULTANT during the course of CONSULTANT's relationship with STRANDTEK and for a period of six (6) months subsequent to the termination of such relationship with STRANDTEK, and () related to the business of STRANDTEK, shall be disclosed in writing promptly to STRANDTEK and shall be the sole and exclusive property of STRANDTEK. CONSULTANT shall cooperate with STRANDTEK and STRANDTEK's attorneys in the preparation of patent and copyright applications for such developments and shall promptly assign all such inventions, ideas, processes, and designs to STRANDTEK. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of STRANDTEK, and CONSULTANT shall be bound by such decision. CONSULTANT shall provide, on the back of this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or uncopyrighted, including a brief description, which he or she made or conceived prior to CONSULTANT relationship with STRANDTEK and which therefore are excluded from the scope of this Agreement.

9.   Consideration.

     CONSULTANT expressly acknowledges and agrees that the execution by STRANDTEK of this Agreement constitutes full, adequate, and sufficient consideration to CONSULTANT from STRANDTEK for the duties, obligations, and covenants of CONSULTANT under this

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     Agreement, including, by way of illustration and not by way of limitation, the agreements, covenants, and obligations of CONSULTANT under Paragraphs 6 and 7 of this Agreement. STRANDTEK expressly acknowledges and agrees similarly with respect to the consideration received by STRANDTEK from CONSULTANT under this Agreement.

10.  Notices.

     Any and all notices shall be given pursuant to this Agreement; such notices shall be in writing, shall be sent by United States Express Mail, and shall be addressed to the signatories at the addresses shown on the signature page of this Agreement or at any subsequent address provided.

11.  Consent To Personal Jurisdiction and Venue.

     CONSULTANT hereby consents to personal jurisdiction and venue, for any action brought by STRANDTEK arising out of a breach or threatened breach of this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

     CONSULTANT hereby agrees that any action brought by CONSULTANT, alone or in combination with others, against STRANDTEK, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

12.  Service of Process.

     If CONSULTANT institutes legal proceedings against STRANDTEK, CONSULTANT shall service process by U.S. Express Mail upon STRANDTEK at STRANDTEK's office. This method for service of process does not constitute consent by STRANDTEK to the exercise of personal jurisdiction by any court except the United States District Court for the Middle District of Florida, Tampa Division, or the Circuit Court for Hillsborough County, Florida, in connection with any controversy or dispute between the parties hereto.

     If STRANDTEK institutes legal proceedings against CONSULTANT, STRANDTEK shall serve process by U.S. Express Mail upon CONSULTANT at CONSULTANT's last known residence address. CONSULTANT shall notify STRANDTEK in writing of any change in CONSULTANT's residence address within ten (10) calendar days of the change.

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     If the residence address of CONSULTANT changes and CONSULTANT fails to notify STRANDTEK in writing within ten (10) days, CONSULTANT agrees to the following method of service of process. Specifically, STRANDTEK shall (i) serve copies of the summons and complaint by U.S. Express Mail to CONSULTANT's last known residence address and (ii) place a public notice in a newspaper of general circulation in the geographic area of CONSULTANT's last known residence address for a period of two consecutive weeks following commencement (i.e. filing) of the proceedings. CONSULTANT expressly acknowledges that this method for service of process is (i) reasonably calculated to apprise CONSULTANT of any legal proceedings instituted against CONSULTANT by STRANDTEK and (ii) sufficient for the court issuing the summons.

13.  Acknowledgments.

     CONSULTANT hereby acknowledges that CONSULTANT has been provided with a copy of this Agreement for review prior to signing that CONSULTANT has been given the opportunity to have this Agreement reviewed by CONSULTANT's own attorney prior to signing the Agreement, that CONSULTANT understands the purposes and effects of this Agreement, and that CONSULTANT has been given a signed copy of this Agreement.

14.  Waiver.

     CONSULTANT shall not construe the waiver by STRANDTEK of a breach or threatened breach of this Agreement by CONSULTANT as a waiver of any subsequent breach. The refusal or failure of STRANDTEK to enforce the prohibitions of the trade secrets/confidential business information paragraph of this Agreement or any similar agreement against any other CONSULTANT, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by STRANDTEK of the trade secrets/confidential business information provision, nor shall it give rise to any claim or cause of action by such CONSULTANT, agent, or independent contractor or consultant against STRANDTEK.

15.  Rules of Construction.

     This Agreement constitutes the entire agreement between its signatories pertaining to the subject matters of the Agreement, and it supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matters of the Agreement. Except as otherwise herein provided, no covenant, representation, or condition not expressed in this Agreement, or in an amendment made and executed in accordance with the provisions hereof, shall be binding

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     upon the signatories or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.

     No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

     This Agreement shall be governed and construed in accordance with the statutory and decisional law of the State of Florida governing contracts to be performed in their entirety in Florida.

     If any paragraph, subparagraph, or provision of this Agreement, or the application of such paragraph, subparagraph, or provision, is held invalid by a court of competent jurisdiction, the remainder of this Agreement, and the application of such paragraph, subparagraph, or provision to persons or circumstances other than those with respect to which it is held invalid, shall not be affected.

     The titles and captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and they shall not be considered a part of this Agreement for purposes of interpreting or applying this Agreement; such titles or captions are not intended to define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, or conditions in any manner or way whatsoever.

16.  Continuance of Agreement.

     The rights, responsibilities, and duties of the signatories to this Agreement, and the covenants and agreements contained in this Agreement, shall continue to bind the signatories, shall continue in full force and effect until each and every obligation of the signatories pursuant to this Agreement and any document or agreement incorporated hereby by reference shall have been fully performed, and shall be binding upon the successors and assigns of the signatories.

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     IN WITNESS WHEREOF, the signatories have executed this Agreement the day and year first above written.

                         STRANDTEK INTERNATIONAL, INC.


                         By:
                             -----------------------------
                             William G. Buckles, President

                         Strandtek International, Inc.
                         455 North Indian Rocks Road
                         Belleair Bluffs, Florida  33770



                         CONSULTANT:


                         By:
                             --------------------------------

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